EXHIBIT 23.2

NSA	Netherland, Sewell
& Associates, Inc.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation of our audit letter as of December 31, 2011, and references thereto, which are included in the Annual Report on Form 10-K of WPX Energy, Inc. for the year ended December 31, 2011.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C. H. (Scott) Rees III C. H. (Scott) Rees III, P. E.
Chairman and Chief Executive Officer

Dallas, Texas

February 25, 2012